Consulting Agreement

North Equities // Smart Card Marketing Systems Inc.

This consultancy Agreement (the "Agreement") is entered into on the later of the two dates appearing beneath the signatures below (the "Effective Date") by and between Smart Card Marketing Systems Inc. (the "Company") and North Equities (the "consultant") (collectively referred to as the "Parties").

The Parties hereby agree as follows:

Consultancy
Partner: Smart Card Marketing Systems Inc.
Project Name: Social Media and Client Outreach Strategy
Start - End Dates - 03/03/22 - 09/03/22 (6 - month term)
Fee Schedule - 1M shares with the payment due on the Effective Date.

Objective
We will commit to helping Smart Card Marketing Systems Inc. establish an improved way of social media growth and client outreach. North Equities will serve as a Marketing Consultant to Smart Card Marketing Systems Inc. with the goal of organically creating traction for the company and increasing client engagement:

1. Create a social media timeline and weekly plan featuring what will be announced/talked about and when. This will include what's being posted on social media.
2. Record bi-weekly youtube videos to be featured on the Company's youtube channel
3. Editing and approval of youtube videos to be posted on the company's youtube channel
4. Work alongside the Smart Card Marketing Systems Inc.

5. team to establish an ambassador for the project to interact with community members. Thought leadership is a proven way to find new supporters of Smart Card Marketing Systems Inc.
6.
7. Assist in social media and other community driving medians, by posting on platforms such as Twitter, Discord, Telegram and Reddit.
8. Spread company insights and announcements to new communities with hopes of attracting new clients and other interested parties.
9. Posting about Smart Card Marketing Systems Inc. on North Equities owned channels, such as Twitter.
10. Assist in influencer outreach, featuring the Company in influencer created videos to be posted on YouTube.
11. Assist in Article writer outreach, featuring the Company in articles on various websites and forums such as Benzinga.
12. Bi-weekly reporting of activities through a PDF format, to be reported over whatsapp or email, based on the Company's preference.

Service Coordination

Both parties agree to open and honest communication and solicitation of feedback regularly to determine progress. No added expenses are needed outside of the agreed-upon amount to exercise all parts.

Non-Disclosure of Confidential Information

Consultant agrees not to use any Confidential Information disclosed to Consultant by the Company for Consultant's own use or for any purpose other than to carry out discussions concerning, and the undertaking of, the Objective. The consultant agrees to take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the Company to prevent it from falling into the public domain or the possession of persons other than agents of the Company or persons to whom the Company consents to such disclosure.

Compliance statement

North Equities and its members are committed to the preservation of its reputation and integrity through compliance with applicable laws, regulations and ethical standards in each of the markets in which it operates. All employees are expected to adhere to these

laws, regulations and ethical standards, and management is responsible for ensuring such compliance. All activities executed by North Equities shall be compliant with federal and provincial regulatory bodies.

Location

For purposes of this agreement, North Equities team will work remote. Any travel expenses associated with this Statement of Work will be handled outside of this agreement and must be pre-approved by the Company.

Invoicing

North Equities will be paid according to the fee schedule above. Invoicing details will be sent separately.

Signatures

Effective Date: March 5 2022

Signature: Jason Coles

Jason Coles,

For and on behalf of,
North Equities

Effective Date: 04 / March 2022

Signature: [signature]

Massimo Barone

For and on behalf of,
Smart Card Marketing Systems Inc.